Exhibit 99.1

NewLink Genetics Announces Indoximod Biomarker Data and Prodrug NLG802 Pharmacokinetic Data to be Presented at SITC 2018

AMES, Iowa, October 1, 2018 -- NewLink Genetics Corporation (NASDAQ:NLNK) announced today that two abstracts were accepted for presentation at the Society for Immunotherapy of Cancer (SITC) 33rd Annual Meeting being held November 7-11, 2018 in Washington, D.C. These poster presentations will feature pharmacokinetic (PK) data from the Company’s Phase 1a study of NLG802, a prodrug of indoximod, in patients with advanced solid tumors and biomarker data from its Phase 2 study of indoximod in combination with checkpoint inhibition for patients with advanced melanoma. These data will be available during poster sessions on November 9 and 10, 2018.

Abstracts to be Presented at SITC 2018:

•	Abstract 11213: A phase 1a clinical trial of NLG802, a prodrug of indoximod with enhanced pharmacokinetic properties, Rixe, O., et al.

•	Abstract 10294: The immunogenomic impact of indoximod on the tumor microenvironment of melanoma patients, Yu, J., et al.

About Indoximod

Indoximod is an investigational, orally available small molecule targeting the IDO pathway. The IDO pathway is a key immuno-oncology target involved in regulating the tumor microenvironment and immune escape. Indoximod is being evaluated in combination with treatment regimens including chemotherapy, radiation, checkpoint blockade and cancer vaccines across multiple indications such as acute myeloid leukemia (AML), diffuse intrinsic pontine glioma (DIPG) and melanoma.

About NLG802

NLG802 is a prodrug of indoximod. NLG802 has been shown in preclinical trials to increase bioavailability and exposure to indoximod above the levels achievable by direct administration of indoximod. NLG802 is currently being evaluated in clinical trials.

About NewLink Genetics Corporation

NewLink Genetics is a clinical-stage biopharmaceutical company focusing on discovering, developing and commercializing novel immuno-oncology product candidates to improve the lives of patients with cancer. NewLink Genetics' IDO pathway inhibitors are designed to harness multiple components of the immune system to combat cancer. For more information, please visit www.newlinkgenetics.com and follow us on Twitter @NLNKGenetics.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements of NewLink Genetics that involve substantial risks and uncertainties. All statements contained in this press release are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words "will," “to be,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about results of NewLink’s clinical trials for product candidates and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink Genetics makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink Genetics' Annual Report on Form 10-K for the year ended December 31,

Exhibit 99.1

2017 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The forward-looking statements in this press release represent NewLink Genetics’ views as of the date of this press release. NewLink Genetics anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink Genetics' views as of any date subsequent to the date of this press release.

Investor Contact:

Lisa Miller
Director of Investor Relations
NewLink Genetics
515-598-2555
lmiller@linkp.com

Media Contact:

Sharon Correia
Sr. VP, Integrated Communications
LaVoieHealthScience
617-374-8800, ext. 105
scorreia@lavoiehealthscience.com